Exhibit 99.1

Reconciliation of Global Rolled Products Adjusted EBITDA[1]

($ in millions, except per metric ton amounts)	2008	2009	2010	2011	2012	2013	2014	1Q15	2Q15	3Q15	4Q15	2015	1Q16	2Q16	3Q16
After-tax operating income (ATOI)	$(15)	$(108)	$192	$222	$302	$241	$224	$49	$71	$56	$49	$225	$74	$81	$69
Add:															
Depreciation, depletion, and amortization	190	201	212	212	205	202	211	50	50	51	52	203	50	50	52
Equity loss	–	–	–	–	–	–	–	–	–	–	–	–	–	–	–
Income taxes	50	21	80	83	137	95	67	29	18	23	15	85	31	32	22
Other	4	(2)	2	1	(3)	–	(1)	–	–	(1)	–	(1)	–	–	–
Adjusted EBITDA	$229	$112	$486	$518	$641	$538	$501	$128	$139	$129	$116	$512	$155	$163	$143
Total shipments (thousand metric tons) (kmt)	2,029	1,584	1,481	1,606	1,675	1,715	1,788	380	412	399	379	1,570	385	427	422
Adjusted EBITDA / Total shipments ($ per metric ton)	$113	$71	$328	$322	$383	$314	$280	$337	$337	$323	$306	$326	$403	$382	$339
Third party sales	$7,659	$4,978	$5,404	$6,602	$6,335	$6,065	$6,344	$1,353	$1,429	$1,287	$1,184	$5,253	$1,184	$1,316	$1,285
EBITDA Margin	3.0%	2.2%	9.0%	7.8%	10.1%	8.9%	7.9%	9.5%	9.7%	10.0%	9.8%	9.7%	13.1%	12.4%	11.1%

Arconic's definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. The Other line in the table above includes gains/losses on asset sales and other non-operating items. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Arconic's operating performance and the Company's ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

(1) Excludes the Warrick, IN rolling operations and the equity interest in the rolling mill at the joint venture in Saudi Arabia, both of which were previously part of the Global Rolled Products segment but became part of Alcoa Corporation effective November 1, 2016

ARCONIC

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Reconciliation of Arconic Combined Segment Adjusted EBITDA[1]

($ in millions)	2008	2009	2010	2011	2012	2013	2014	1Q15	2Q15	3Q15	4Q15	2015	1Q16	2Q16	3Q16
After-tax operating income (ATOI)	$532	$218	$620	$767	$912	$977	$983	$243	$280	$251	$212	$986	$275	$307	$278
Add:															
Depreciation, depletion, and amortization	361	384	374	377	369	368	390	111	115	123	130	479	126	124	127
Equity (income) loss	–	(2)	(2)	(1)	–	–	–	–	–	–	–	–	–	–	–
Income taxes	275	159	280	345	434	448	434	119	116	112	83	430	123	137	110
Other	6	–	2	–	(12)	(2)	(1)	–	–	(2)	–	(2)	–	–	–
Adjusted EBITDA	$1,174	$759	$1,274	$1,488	$1,703	$1,791	$1,806	$473	$511	$484	$425	$1,893	$524	$568	$515
Third-party sales	$14,144	$9,870	$10,285	$12,254	$12,112	$12,071	$12,582	$3,081	$3,200	$3,159	$3,037	$12,477	$3,062	$3,248	$3,141
Adjusted EBITDA Margin	8.3%[2]	7.7%	12.4%	12.1%	14.1%	14.8%	14.4%	15.4%	16.0%	15.3%	14.0%	15.2%	17.1%	17.5%	16.4%

Arconic's definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. The Other line in the table above includes gains/losses on asset sales and other non-operating items. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Arconic's operating performance and the Company's ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

(1) Excludes the Warrick, IN rolling operations and the equity interest in the rolling mill at the joint venture in Saudi Arabia, both of which were previously part of the Global Rolled Products segment but became part of Alcoa Corporation effective November 1, 2016.

(2) Including the wire harness and electrical distribution business which was sold in 2009 and reflected in discontinued operations in the 2008 historical presentation, Adjusted EBITDA margin was 6.9% based on Adjusted EBITDA of $1,059 and Third-party sales of $15,350.

ARCONIC

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